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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM 8-K
                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event report) August 30, 2000 (August 29, 2000)

                        CITIZENS FIRST FINANCIAL CORP.
                        -----------------------------
            (Exact name of registrant as specified in its charter)

    Delaware                       1-4274               37-1351861
    --------                       ------               ----------
(State or other                   (Commission           IRD Employer
jurisdiction of                   File Number)         Identification No.)


             2101 N. Veteran Parkway, Bloomington, Illinois 61704
             -----------------------------------------------------
                   (Address of principal executive offices)

                                (309) 661-8700
                                --------------
               (Issuer's telephone number, including area code)

                                Not Applicable
                                --------------
          (Former name or former  address,  if changed since last report.)



Total Pages: 3





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                         Exhibit Index appears on Page 2
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Item 5. Other Events

Citizens First Financial Corp., the parent company of Citizens Savings Bank, issued the attached press release announcing its intention to record a $2,000,000 provision for loan losses.

         The press release announcing the provision for loan losses is attached as Exhibit 99.1.


                                 Exhibit Index
                                 -------------
Exhibit No.                                                         Page
----------                                                          ----
  99.1             Press release dated August 29, 2000                3



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: August 29, 2000                     By:    /s/ C. William Landefeld
                                                  -----------------------
                                                  C. William Landefeld
                                                  President and Chief Executive
                                                  Officer



Dated: August 29, 2000                     By:   /s/ Dallas G. Smiley
                                                 -------------------
                                                 Dallas G. Smiley
                                                 Senior Vice-President and
                                                 Chief Financial Officer





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                                                                    EXHIBIT 99.1

CONTACT:
C. William Landefeld
President & Chief Executive Officer
Citizens First Financial Corp.
(309) 661-8700

                             FOR IMMEDIATE RELEASE

                   Citizens First Financial Corp. Announces
                   Intention to Increase Loan Loss Reserves

     Bloomington, Illinois, August 29, 2000 -- Citizens First Financial Corp. (AMEX - CBK) (the "Company"), the parent company of Citizens Savings Bank, today announced its intention to record a $2,000,000 provision for loan losses ($1,224,000 after-tax) for potential losses related to the Bank's $4.1 million in loans outstanding to a real estate developer, PAK Builders, as described in the Company's Form 10-Q filed with the Securities and Exchange Commission on August 14, 2000. On August 3, 2000, PAK Builders, an Illinois general partnership, filed for Chapter 7 bankruptcy protection. The establishment of this $2,000,000 reserve is based on a preliminary analysis and additional reserves may be required as additional facts become known. The increase in the provision for loan losses will result in a loss for the third quarter of 2000, and will have a negative impact on year-to-date earnings.

     C. William Landefeld, the Company's President and Chief Executive Officer, stated that "This special provision for loan losses is a response to what we believe to be an isolated problem with one developer. We do not consider this event to be an indication of deteriorating credit quality in the Bank's commercial loan portfolio generally. Nonetheless, the Company intends to conduct a thorough review of other loans and lending relationships in the Bank's portfolio to ensure that this is, in fact, the case."

     Citizens Savings Bank is headquartered in Bloomington, Illinois and operates through five full service branches throughout Central Illinois.

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. These forward-looking statements are identified by the use of words such as "believes", "anticipates", "estimates", "expects", "projects" or similar words. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; and other factors affecting credit quality generally.



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